Exhibit 10.3

SECOND AMENDMENT AND INCREMENTAL FACILITY AGREEMENT
SECOND AMENDMENT AND INCREMENTAL FACILITY AGREEMENT dated as of February 28, 2014 (this “Agreement”), to the Amended and Restated Credit Agreement dated as of May 16, 2013 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of November 8, 2013 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among On Assignment, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party to the Credit Agreement (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Statement of Purpose

Section 10.01 of the Credit Agreement provides that the Loan Parties and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may amend the Credit Agreement and the other Loan Documents for certain purposes.
The Borrower has requested (a) an Incremental Term A Loan in the aggregate principal amount of $82,500,000 (the “February 2014 Incremental Increase”) in accordance with the terms and conditions of Section 2.14 of the Credit Agreement and (b) that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein.
Subject to the terms and conditions of this Agreement, the lenders of the February 2014 Incremental Increase (the “February 2014 Incremental Lenders”) have severally committed (such several commitments, the “February 2014 Incremental Commitments”) to make additional Initial Term A Loans (as such term is amended pursuant to this Agreement) pursuant to the February 2014 Incremental Increase in the respective amounts set forth on Annex A to this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.
2.    February 2014 Incremental Increase.
(a)    Subject to the terms and conditions set forth in this Agreement and the Credit Agreement, each February 2014 Incremental Lender severally agrees to make a single loan in Dollars to the Borrower on the Effective Date (as defined below) in an amount equal to its February 2014 Incremental Commitment. Such loans shall be made in accordance with Article 2 of the Credit Agreement and this Agreement; provided that for purposes of Section 2.02(b) of the Credit Agreement, the Applicable Percentage of each February 2014 Incremental Lender with respect to the February 2014 Incremental Increase shall be the amount set forth opposite such February 2014 Incremental Lender’s name on Annex A hereto.
(b)    Notwithstanding anything to the contrary contained in this Agreement, the Credit Agreement or any other Loan Document, the parties hereto agree that (i) the loan made pursuant to the February 2014 Incremental Increase shall be (A) an “Initial Term A Loan” under and as defined in the Credit Agreement and (B) part of the “Term A Facility” under and as defined in the Credit Agreement, and (ii) subject to the terms of this Agreement, each February 2014 Incremental Lender shall be a “Term A Lender” under and as defined in the Credit Agreement. In furtherance of the

Exhibit 10.3

foregoing, on the Effective Date, the aggregate outstanding principal balance of the Initial Term A Loan shall be increased in an amount equal to the February 2014 Incremental Increase and the Administrative Agent shall be authorized to make such adjustments to the Register, the Applicable Percentages and other loan account balances as it deems necessary to reflect to the February 2014 Incremental Increase as part of the Initial Term A Loan and the Term A Facility.
(c)    The proceeds of the February 2014 Incremental Increase shall be used to (i) finance the payment of fees, commissions, transaction costs and expenses incurred in connection with this Agreement, the February 2014 Incremental Increase and the other transactions contemplated hereby and (ii) prepay the outstanding amount of the Term B Loans and to pay accrued interest, fees, costs and expenses in connection therewith.
(d)    Except to the extent otherwise set forth herein, the terms and conditions applicable to the February 2014 Incremental Increase shall be the same as the terms and conditions applicable to the Initial Term A Loans. Without limiting the generality of the foregoing, the parties hereto agree that the loans made pursuant to the February 2014 Incremental Increase shall (i) bear interest at the same interest rate (including the Applicable Rate) applicable to the Term A Facility, (ii) be repaid in accordance with Section 2.07 of the Credit Agreement (as amended by this Agreement), (iii) mature on the Term A Maturity Date and (iv) share ratably in all payments (including all optional and mandatory prepayments) with the outstanding Initial Term A Loans.
(e)    By its execution hereof, each Lender party hereto and each February 2014 Incremental Lender consents to the February 2014 Incremental Increase and the other transactions contemplated hereby notwithstanding any prior notice requirements required by Section 2.14 of the Credit Agreement.
3.    Amendments to the Credit Agreement.     Subject to, and in accordance with, the terms and conditions set forth herein, the parties hereto hereby agree that the Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by:

(i)Adding the following new defined term in appropriate alphabetical order:

“Second Amendment Effective Date” means February 28, 2014.

(ii)Adding the word “Initial” before each occurrence of “Term A Loans” and “Term B Loans” in clauses (a) and (b) of the definition of “Appropriate Lender”;

(iii)Deleting clauses (g) and (h) of the term “Permitted Acquisitions” in their entirety and replacing them with the following:

“(g)    the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date on which any such Acquisition is to be consummated (or such later date as may be satisfactory to the Administrative Agent in its sole discretion), a written notice describing such transaction, and thereafter, if requested by the Administrative Agent for any such transaction involving Acquisition Consideration in excess of $10,000,000, (i) historical financial statements of or related to the Person or assets to be acquired, (ii) projections for such Person or assets to be acquired and for Borrower after giving effect to such transaction (including projections of financial covenant compliance for at least the

Exhibit 10.3

four fiscal quarters following the consummation of such transaction), and (iii) material documentation and other information relating to such transaction and reasonably requested by the Administrative Agent; provided that all of the information delivered by the Borrower pursuant to this clause (g) will be delivered to each Lender concurrently or immediately after the consummation of the Acquisition; and

(h)    the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the date on which any such Acquisition is to be consummated (or such later date that is on or prior to the consummation of such Acquisition as may be satisfactory to the Administrative Agent in its sole discretion), a certificate of a Responsible Officer, in form and substance, and with such supporting calculations and other documents and information, as are reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition of Permitted Acquisitions have been satisfied or will be satisfied pursuant to the provisions of such definition.”

(iv)Deleting the term “Term A Borrowing” in its entirety and replacing it with the following:

“Term A Borrowing” means a borrowing consisting of simultaneous Initial Term A Loans or Incremental Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the applicable Term A Lenders pursuant to Section 2.01(a) or the applicable Incremental Amendment, as the case may be.
(v)Adding the phrase “, or after the Closing Date pursuant to the terms and conditions of an Incremental Amendment to which it is a party,” after the reference to “Closing Date pursuant to Section 2.01(a)” in clause (a) of the definition of “Term A Commitment”.

(vi)Deleting the term “Term B Borrowing” in its entirety and replacing it with the following:

“Term B Borrowing” means a borrowing consisting of simultaneous Initial Term B Loans or Incremental Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the applicable Term B Lenders pursuant to Section 2.01(b) or the applicable Incremental Amendment, as the case may be.
(b)Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)    Initial Term A Loans. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make loans (each such loan, an “Initial Term A Loan”) in Dollars to the Borrower in two separate draws, the first of which occurred on the Closing Date in an aggregate principal amount of $100,000,000 and the second of which shall be made on the Second Amendment Effective Date in an aggregate principal amount of $82,500,000 (with the resulting aggregate outstanding principal amount of all Term A Loans immediately after the Second Amendment Effective Date being $175,000,000), in each case, in an aggregate principal amount not to exceed such Term A Lender’s respective

Exhibit 10.3

Term A Commitment with respect to each such draw. Each Term A Borrowing of Initial Term A Loans shall consist of Initial Term A Loans made simultaneously by the applicable Term A Lenders. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.”
(c)Section 2.01(b) of the Credit Agreement is hereby amended by deleting the last three sentences thereof in their entirety and replacing them with the following:

“Each Term B Borrowing of Initial Term B Loans shall consist of Initial Term B Loans made simultaneously by the applicable Term B Lenders. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Initial Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.”
(d)Section 2.06(b) of the Credit Agreement is hereby amended by (i) adding the phrase “with respect to Initial Term A Loans to be made on the Closing Date” after the first reference to “Term A Commitments” in clause (i) thereof, (ii) adding the phrase “and the aggregate Term A Commitments with respect to Initial Term A Loans to be made on the Second Amendment Effective Date shall be automatically and permanently reduced to zero upon the funding of Term A Commitments on the Second Amendment Effective Date” at end of clause (i) thereof and (iii) adding the phrase “with respect to Initial Term B Loans” after the first reference to “Term B Commitments” in clause (ii) thereof.

(e)Section 2.07(a) of the Credit Agreement is hereby amended by amending and restating clause (i) thereof in its entirety as follows:

“(i)    Initial Term A Loans. The Borrower shall repay to the Term A Lenders the outstanding principal amount of the Initial Term A Loans in consecutive quarterly principal installments equal to (A) $2,500,000 (which amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) on the last Business Day of March, June, September and December, commencing June 30, 2013 to, but not including, June 30, 2014 and (B) $4,562,500 (which amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) on June 30, 2014 and on the last day Business Day of each March, June, September and December thereafter; provided, however, that the final principal repayment installment of the Initial Term A Loans shall be repaid on the Term A Maturity Date in an amount equal to the aggregate principal amount of all Initial Term A Loans outstanding on such date;”
(f)Subsection 2.14(a) of the Credit Agreement is hereby amended by:

(i)	amending and restating subclause (A) of clause (i) thereof as follows:

“(A)    $100,000,000 less the aggregate original principal amount of all other Incremental Increases incurred after the Second Amendment Effective Date (whether or not such Incremental Increases have been funded); and”

(ii)	adding the word “and” at the end of clause (i) thereof;

(iii)	deleting clause (ii) thereof in its entirety;

Exhibit 10.3

(iv)	replacing the phrase “clauses (i) and (ii)” at the end of clause (iii) with “clause (i)”; and

(v)	renumbering clause (iii) thereof as a new clause (ii).

(g)Subsection 7.03(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) loans and advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes and to purchase Equity Interests of Borrower and (ii) commission draws made in the ordinary course of business;”

4.    Conditions to Effectiveness. Upon the satisfaction or waiver of each of the following conditions, this Agreement shall be deemed to be effective (the date of such satisfaction, the “Effective Date”):

(a)    the Administrative Agent shall have received counterparts of this Agreement executed by the Administrative Agent and the Borrower;

(b)    the Administrative Agent shall have received an executed written authorization directing the Administrative Agent to execute this Agreement on their behalf from each February 2014 Incremental Lender and Lenders constituting the Required Lenders;

(c)    the Administrative Agent shall have received counterparts of the Acknowledgment and Reaffirmation attached hereto executed by each Subsidiary Guarantor;

(d)    the Administrative Agent shall have received a duly executed Term A Note in favor of each February 2014 Incremental Lender (in each case, if requested 3 Business Days prior to the Effective Date);

(e)    no Default shall exist as of the Effective Date immediately prior to or after giving effect to the making of the February 2014 Incremental Increase;

(f)    the Borrower shall deliver or cause to be delivered a certificate in form and substance satisfactory to the Administrative Agent certifying that the Borrower is in pro forma compliance with the financial covenant set forth in Section 7.11 of the Credit Agreement based on the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 of the Credit Agreement, after giving effect to the February 2014 Incremental Increase (assuming that the February 2014 Incremental Increase is fully funded on the Effective Date);

(g)    the Administrative Agent shall have received a favorable opinion of Latham & Watkins LLP, legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender (and expressly permitting reliance by the successors and assigns of the Administrative Agent and each Lender and each February 2014 Incremental Lender), dated as of the Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent, the Lenders party hereto and each February 2014 Incremental Lender;

(h)    the Administrative Agent and Arrangers shall have been paid or reimbursed for all fees and reasonable and documented out-of-pocket costs and expenses incurred by it or its Affiliates

Exhibit 10.3

in connection with this Agreement, including, without limitation, the reasonable and documented fees, disbursements and other charges of one counsel for the Administrative Agent and its Affiliates;

(i)    the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i)copies of the Organizational Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and complete as of the Effective Date (or, to the extent the Organizational Documents of such Loan Party has not been amended, modified or supplemented since the Closing Date, a certificate from a secretary or assistant secretary of such Loan Party certifying that such Organizational Documents have not been amended, modified or supplemented since the Closing Date);

(ii)such certificates of resolutions or other action duly adopted by the board of directors of the Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(iii)such certificates of good standing or the equivalent from each Loan Party’s jurisdiction of organization or formation, as applicable; and

(iv)results of customary bringdown lien searches with respect to each Loan Party in each jurisdiction and filing office in which filings or recordations under applicable Uniform Commercial Code or other applicable Law should be made to evidence or perfect a security interest with respect to such matters along with copies of the financing statements on file referenced in such searches and, in each case, indicating that the assets of such Loan Party are free and clear of all Liens (other than Liens permitted under the Credit Agreement); and

(j)    the Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements of this Agreement and the Credit Agreement with respect to the February 2014 Incremental Increase and, if the Borrower selects the Eurodollar Rate for the February 2014 Incremental Increase (either on the Effective Date or pursuant to a conversion within 3 Business Days of the Effective Date), the Administrative Agent shall have received a letter agreement duly executed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, providing that the Borrower will promptly compensate each February 2014 Incremental Lender for and hold such February 2014 Incremental Lender harmless from any loss, cost or expense incurred by it as a result of the Borrower’s failure to borrow or convert the February 2014 Incremental Increase (or any portion thereof) other than a Base Rate Loan on the date specified in the applicable Committed Loan Notice.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Agreement or an authorization pursuant to Section 4(b) above shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be

Exhibit 10.3

consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
5.    Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Agreement shall not be deemed (a) to be a waiver of, consent to, or a modification or amendment of any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

6.    Representations and Warranties. The Borrower represents and warrants that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, (c) this Agreement has been duly executed and delivered on behalf of the Borrower, (d) this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties made by it in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the Effective Date as if made on and as of the Effective Date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date and (f) no Default has occurred and is continuing as of the Effective Date or after giving effect hereto.

7.    Reaffirmation. By its execution hereof, Borrower hereby expressly (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

8.    Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart hereof.

Exhibit 10.3

9.    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.    Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
11.    Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.
12.    Nature of Agreement. This Agreement shall be an Incremental Amendment as defined in the Credit Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:    ON ASSIGNMENT, INC., as Borrower

By:    /s/ James L. Brill
Name: James L. Brill
Title: Senior Vice President and Chief Administrative Officer

On Assignment, Inc.
Second Amendment and Incremental Facility Agreement
Signature Page

ADMINISTRATIVE AGENT

AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as a Lender and pursuant to the authorization of certain other Lenders

By:
Name:
Title:

On Assignment, Inc.
Second Amendment and Incremental Facility Agreement
Signature Page

ACKNOWLEDGMENT AND REAFFIRMATION

February 28, 2014

By its execution hereof, each Subsidiary Guarantor hereby expressly (a) represents and warrants that (i) it has the corporate power and authority to execute, deliver and perform this Acknowledgment and Reaffirmation, (ii) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Acknowledgment and Reaffirmation, (iii) this Acknowledgment and Reaffirmation has been duly executed and delivered on behalf of such Person, and (iv) this Acknowledgment and Reaffirmation constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (b) consents to the Second Amendment and Incremental Facility Agreement dated as of the date hereof, by and among On Assignment, Inc., a Delaware corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Agreement”; all capitalized undefined terms used herein shall have the meanings assigned in the Agreement and if not defined in the Agreement, shall have the meanings assigned thereto in the Credit Agreement) and (c) acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect. In furtherance of the foregoing, each Subsidiary Guarantor (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that the Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

[Signature Page Follows]

SUBSIDIARY GUARANTORS:    OXFORD GLOBAL RESOURCES, INC.
APEX SYSTEMS, INC.

By: /s/ James L. BrillName: James L. Brill
Title: Treasurer

ASSIGNMENT READY, INC.
ON ASSIGNMENT STAFFING SERVICES, INC.
HEALTHCARE PARTNERS, INC.
VISTA STAFFING SOLUTIONS, INC.
VSS HOLDING, INC.

By: /s/ Christina Gibson
Name: Christina Gibson
Title: Treasurer

WHITAKER MEDICAL, LLC
WHITAKER PHYSICIANS SERVICES, L.L.C.
CYBERCODERS HOLDINGS, INC.
CYBERCODERS, INC.

By: /s/ Christina Gibson
Name: Christina Gibson
Title: Chief Financial Officer

On Assignment, Inc.
Second Amendment and Incremental Facility Agreement
Acknowledgment and Reaffirmation